Exhibit 14.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements Form S-8 (File Nos. 333-102288 and 333-92491) and Form F-3 (File Nos. 333-115826, 333-114428, 333-47842 and 333-92493) of our report dated June 6, 2005 except as to Notes 1b, 10 and 11e which are dated July 10, 2005, with respect to the consolidated financial statements of Nur Macroprinters Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2004.

July 13, 2005 Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global